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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement of Cox Communications, Inc. on Form S-3 of our report dated February 2, 1999, on the consolidated financial statements of Cox Communications PCS, L.P. and subsidiaries for each of the three years ended December 31, 1998, appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche
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Kansas City, Missouri
August 3, 1999